UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(646) 205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refers to Tyme Technologies, Inc., a Delaware corporation (“Tyme”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Election of Director

On May 24, 2018, the board of directors (the “Board”) of the Company appointed Don DeGolyer to serve on the Company’s Board. The Board appointed Mr. DeGolyer to fill a vacancy as a Class I director on the Board, in accordance with the Company’s By-laws, until the 2018 Annual Meeting of Stockholders. The Board has determined that Mr. DeGolyer is independent in accordance with applicable Nasdaq listing rules, and he will serve on the audit committee of the Board.

Mr. DeGolyer is the founder, chief executive officer, and a director of Vertice Pharma, LLC, a specialty pharmaceuticals company focused on improving patients’ health. He is also a director and member of the compensation committee of HLS Therapeutics Inc. (TSXV: HLS), a specialty pharmaceutical company listed on the TSX Venture Exchange in Canada. He has over 30 years of experience in the pharmaceuticals industry.

In conjunction with his appointment to the Board, Mr. DeGolyer was awarded 100,000 options to purchase shares of the Company’s common stock (“Options”) under the Company’s Restated 2016 Plan (as defined below), which options have a ten-year term and vest in equal quarterly increments over the next year. He will also be entitled to receive compensation provided to non-employee directors as approved by the Board and in effect from time to time. See “Director Compensation Program” below. The Options granted to Mr. DeGolyer are contingent upon stockholder approval of the Restated 2016 Plan, as further described in Section 8.01 below.

In conjunction with Mr. DeGolyer’s election and appointment to the audit committee, director Paul Sturman has stepped down from the audit committee. Mr. Sturman continues to serve as a member of the compensation committee (the “Compensation Committee”) of the Board.

(e)

Executive Compensation

On May 24, 2018, the Compensation Committee conducted a review of its compensation policy, in consultation with Pearl Meyer & Partners, LLC, its independent compensation consultant (“Pearl Meyer”), which assessed the competitiveness of its executive and outside director compensation programs. In connection with such review, the Compensation Committee approved and recommended to the Board the following changes to the Company’s executive compensation programs that address gaps identified by Pearl Meyer:

•	Implementing a formal bonus program with scientific milestones and business development performance targets to be developed for fiscal year 2019; and

•	Implementing changes to the vesting schedule of the Company’s annual long-term incentive option awards that are awarded in the future to implement a four-year vesting schedule to vest 25% on the first anniversary of the grant date then pro-rata quarterly thereafter.

These changes are expected to be further developed and implemented in the near term and the Company expects to describe them in more detail in the Proxy Statement for the Company’s 2018 Annual Meeting, which is expected to be filed in July 2018. The Company is also evaluating its employment contracts with Pearl Meyer against general market practices.

After consultation with Pearl Meyer, the Board also approved the following fiscal year 2019 executive salaries, fiscal year 2018 bonuses, and stock option grants for our named executive officers. Mr. Hoffman and Mr. Eckard received base salary increases of $100,000 and $20,000 respectively. The other named executive officers remained at fiscal year 2018 salary levels. In addition to the bonuses described in the table below, the Board authorized a bonus pool of $200,000 for its other employees, to be allocated by the Company’s Chief Executive Officer. The fiscal year 2018 bonuses are based on the Board’s evaluation of 2018 performance, including but not limited to the following key accomplishments, and are expected to be paid to the recipients shortly following their stock option grant:

•	Announced successful interim clinical data for Phase II prostate data with 92% remaining relapse-free after 12-months. This was the first Phase II data presented for SM-88 for a single cancer indication

•	Announced five-year follow-up data on the First Human Study of end-stage cancer patients with 30-month median overall survival and no drug-related severe adverse events

•	Published four poster presentations and four additional abstracts at American Society of Clinical Oncology (“ASCO”) and European Society for Medical Oncology (“ESMO”) conferences, ASCO Genitourinary, and ASCO Gastrointestinal symposiums

•	Raised over $30 million, including completing our first underwritten public offering and uplisting to the Nasdaq Capital Market exchange

•	Presented at five investor conferences and obtained institutional research coverage

•	Achieved the issuance of four new US patents

•	Initiated a collaboration with the University of California San Francisco for prostate cancer

•	Began a Phase II clinical trial designed to encompass approximately 100 previously treated pancreatic cancer patients over 35 sites

•	Implemented new finance and administration systems intended to achieve more automated control systems and cost savings

Name	Title	FY 2019 Salary	FY 2018 Bonus	FY 2019 Stock Option Grant
Steve Hoffman	Chairman, Chief Executive Officer, Chief Science Officer	$550,000	$273,500	N/A
Michael Demurjian	Chief Operating Officer	$450,000	$273,500	N/A
Ben R. Taylor	President, Chief Financial Officer	$450,000	$200,000	400,000
Giuseppe Del Priore	Chief Medical Officer	$400,000	$120,000	300,000
Jonathan Eckard	Chief Scientific Affairs Officer	$375,000	$100,000	300,000

Item 8.01	Other Events.

Director Compensation Program

On May 24, 2018, the Compensation Committee also conducted a review of the Company’s director compensation policy, in consultation with Pearl Meyer. Their initial findings were that the Company’s director equity compensation was meaningfully below the median of peer biotech companies. In addition, the Company did not provide additional compensation for service on Board committees, as is common among the Company’s biotech peers. In connection with such review, and upon the recommendation of the Compensation Committee, the Board approved changes to the director compensation program, such that the program consists of the following:

•	Directors’ annual cash retainer will remain $50,000;

•	The annual grant of options to purchase shares of Company common stock as compensation for director service will be increased from 10,000 to 50,000 Options;

•	A grant of 100,000 Options will be awarded upon the initial election of a director to the Board;

•	Annual cash retainers will be paid for service on Board committees in amounts to be determined; and,

•	Options awarded will vest in equal quarterly increments over a one-year period from the date of grant.

The Compensation Committee recommended the foregoing director compensation program to the Board because it believes these changes will make the Company more competitive within its industry and peer group and promote the Company’s goals of attracting and retaining qualified outside directors. In connection with these modifications, the Board also approved one-time grants of 75,000 Options to each non-employee director of the Board, except Mr. DeGolyer, which was intended to be in lieu of any past due cash or equity compensation related to prior periods.

In connection with these changes to the Company’s director compensation program, the Board approved an amendment and restatement of the 2016 Stock Option Plan for Non-Employee Directors (the “Restated 2016 Director Plan”) to increase the number of shares authorized to be issued under the plan and to permit different award structures and different vesting schedules than currently provided for in the plan. The Board expects to submit the Restated 2016 Director Plan for approval by the stockholders at the 2018 Annual Meeting. Accordingly, all Options granted to the Company’s non-employee directors described in this report are contingent upon stockholder approval of the Restated 2016 Plan. If such approval is not received, the Options will be void and no longer exercisable.

The foregoing summary of the changes to the Restated 2016 Director Plan is qualified in its entirety by reference to the complete Amended and Restated 2016 Stock Option Plan for Non-Employee Directors filed as Exhibit 99.1 hereto and incorporated herein by reference.

2018 Annual Meeting of Stockholders

On May 24, 2018, the Board set August 23, 2018 as the date for the Annual Meeting of Stockholders of the Company for 2018 (the “2018 Annual Meeting”) to be held at a location to be determined at a later date. The Board also approved June 25, 2018 as the record date for the 2018 Annual Meeting. Only stockholders of record at the close of business on that date may attend and vote at the meeting or any adjournment thereof.

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Because the Company did not hold an Annual Meeting of Stockholders in 2017, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2018 Annual Meeting. Such proposals must be delivered to the Company’s Controller at 17 State Street – 7th Floor, New York, New York 10004 no later than the close of business on June 8, 2018 to be considered timely, which the Company has determined to be a reasonable time before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials and may be omitted if not in compliance with applicable requirements.

Deadline for Stockholder Proposals to be Brought Before the 2018 Annual Meeting

In accordance with the Company’s Amended and Restated By-laws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be received no later than the close of business on June 8, 2018 in order to be considered at the 2018 Annual Meeting. Such proposals must be delivered to the Company’s Controller at 17 State Street – 7th Floor, New York, New York 10004 and must also comply with all other requirements set forth in the Company’s Amended and Restated By-laws and other applicable laws.

Deadline for Stockholder Nominations of Directors

In accordance with the Company’s Amended and Restated By-laws, stockholder nominations for directors must be received no later than the close of business on June 8, 2018 in order to be considered at the 2018 Annual Meeting. Such proposals must be delivered to the Company’s Controller at 17 State Street – 7th Floor, New York, New York 10004 and must also comply with all other requirements set forth in the Company’s Amended and Restated By-laws and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Amended and Restated 2016 Stock Option Plan for Non-Employee Directors, effective May 24, 2018.

99.2	Form of Contingent Nonqualified Stock Option Agreement under the Tyme Technologies, Inc. 2016 Stock Option Plan for Non-Employee Directors.

99.3	Form of Nonqualified Stock Option Agreement under the Tyme Technologies, Inc. 2016 Stock Option Plan for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: May 29, 2018	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer